                                                                       EXHIBIT 2



                             PRICEWATERHOUSECOOPERS

                            601 West Hastings Street
                                   Suite 1400
                              Vancouver, BC V6B 5A5
                            Telephone: (604) 806-7000





CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of AZCO Mining Inc. on Form S-8 (File Nos. 33-56468, 33-61434 and 333-31807) of our report dated August 26, 1998, on our audits of the financial statements and financial statement schedule of AZCO Mining Inc. as of June 30, 1998 and 1997, and for the years ended June 30, 1998, 1997 and 1996, which report is included in the Annual Report on Form 10-K.



PricewaterhouseCoopers LLP
Vancouver, British Columbia
June 15, 1999